Pricing Supplement No. 14 Dated June 8, 1998            Filed Pursuant to: Rule 424 (b)(3)
(To Prospectus dated October 8, 1997 and                               File No.: 333-36587
Prospectus Supplement dated October 28, 1997)

                                      FIRST CHICAGO NBD CORPORATION
                                       MEDIUM-TERM NOTES, SERIES H
Date of Issue:  6/12/98     [ ] Fixed Rate        [ ] Commercial Paper Rate Note      [ ] LIBOR Reuters
                            [X] Senior            [ ] Federal Funds Rate Note         [X] LIBOR Telerate
Maturity Date:  12/12/00    [ ] Subordinated      [ ] CD Rate Note                    [ ] Prime Rate Note
                                                  [ ] CMT Rate Note                   [ ] Treasury Rate Note
                                                  [ ] LIBOR Note

Principal Amount: $100,000,000.00
                  --------------------------------------------------------------

Issue Price (As a Percentage of Principal Amount): 100%
                                                   -----------------------------

Interest Rate/Initial Interest Rate: Not available
                                     -------------------------------------------

Interest Payment Dates: 12th Day of March, June, September, and December of
                        each year
                        --------------------------------------------------------

Interest Reset Dates: 12th Day of March, June, September, and December of each year
                      ----------------------------------------------------------

Index Maturity: 90 days
                ----------------------------------------------------------------

Designated CMT Maturity Index:
                               -------------------------------------------------

Spread: +3 basis points
        ------------------------------------------------------------------------

Spread Multiplier: None
                   -------------------------------------------------------------

Minimum Interest Rate: None
                       ---------------------------------------------------------

Maximum Interest Rate: None
                       ---------------------------------------------------------

Interest Payment Period: June 12, 1998 to September 14, 1998 and quarterly thereafter, up to but excluding the interest payment
                         date
                         -------------------------------------------------------

Interest Rate Reset Period: June 12, 1998 to September 14, 1998 and quarterly thereafter, up to but excluding the interest
                            payment date
                            ----------------------------------------------------

Redemption Date(s) or Period: None
                              --------------------------------------------------

Optional Repayment Date(s): None
                            ----------------------------------------------------

Calculation Agent (If Applicable): The First National Bank of Chicago
                                   ---------------------------------------------

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.